Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our report dated September 12, 2018 with respect to the consolidated financial statements of W Energy Partners LLC as of December 31, 2017 and 2016, and for the year ended December 31, 2017, and period from May 17, 2016 (Inception) through December 31, 2016, incorporated in this Registration Statement on Form S-4 of Northern Oil and Gas, Inc., and to the reference to us under the heading “Experts” herein.

/s/ Whitley Penn L.L.P.

Houston, Texas

October 23, 2018